Exhibit 10.3

GUARANTY

October 22, 2018

To

Itaú Unibanco S.A., Nassau Branch

in its capacity as Administrative Agent

Attention: Finance Department

Fax: + (598) 2927 28 60

Email: agent@mundostar.com.uy

Re: Offer No. 03/2018

Ladies and Gentlemen:

Reference is made to that certain credit agreement (the “Credit Agreement”) evidenced by that certain Offer VISTA OIL & GAS ARGENTINA S.A. No. 1/2018 dated as of July 19, 2018, executed and delivered by Vista Oil & Gas Argentina S.A. (formerly known as Petrolera Entre Lomas S.A.), a sociedad anónima organized and existing under the laws of Argentina, as borrower (the “Borrower”) and Vista Oil & Gas Holding I, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico, APCO Argentina S.A., a sociedad anónima organized and existing under the laws of the Republic of Argentina and APCO Oil & Gas International, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands and accepted by (i) Banco de Galicia y Buenos Aires S.A., Itaú Unibanco S.A., Nassau Branch., Banco Santander Río S.A., and Citibank, N.A., (together with each other lender from time to time party thereto, the “Lenders”) and (ii) Itaú Unibanco S.A., Nassau Branch, as administrative agent (the “Administrative Agent”).

Vista Oil & Gas Holding II, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (“Vista Holding II” or the “Guarantor”) hereby irrevocably offers Itaú Unibanco S.A., Nassau Branch in its capacity as Administrative Agent on behalf of the Lenders a Guaranty in the form attached hereto as Annex A (including all exhibits and schedules thereto) (the “Guaranty Offer”, and once accepted pursuant to the terms hereof, the “Guaranty”).

This offer shall be effective for five (5) Business Days as of the date of receipt and shall be considered accepted by Itaú Unibanco S.A., Nassau Branch, in its capacity as Administrative Agent if written notice to such effect is given to the Guarantor.

In the event the offer is accepted by Itaú Unibanco S.A., Nassau Branch, in its capacity as Administrative Agent within the above mentioned term, it shall be valid and binding on the Guarantor. In the event the offer is not accepted within the above mentioned term, the offer shall be null and void.

[Signature page follows]

Sincerely,

VISTA OIL & GAS HOLDING II, S.A. DE C.V.

By:	/s/ Alejandro Cherñacov
Name: Alejandro Cherñacov
Title: Attorney-in-fact

ANNEX A

TERMS AND CONDITIONS FOR GUARANTY

This GUARANTY made by Vista Oil & Gas Holding II, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (“Vista Holding II” or the “Guarantor”), in favor of Itaú Unibanco S.A., Nassau Branch, as Administrative Agent, for the benefit of the Lenders (the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 7.10(b) of the Credit Agreement, the Guarantor agrees as follows:

1. Guaranty. The Guarantor, jointly and severally with each other Guarantor under the Credit Agreement, absolutely, unconditionally and irrevocably guarantees, as primary obligors and not merely as surety, the full and punctual payment when due, whether upon maturity, scheduled payment date, by acceleration, early termination or otherwise, of all Obligations (whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws and including all such amounts which would become due but for the operation of the automatic stays under applicable Debtor Relief Laws); provided, that the Guarantor shall pay the Obligations as set forth herein immediately upon receipt of written notice from the Administrative Agent delivered pursuant to Section 9 of the Credit Agreement (or immediately without such notice in case an Event of Default of the kinds referred to in Section 9.7 or 9.8 in the case of any Loan Party has occurred and is continuing); provided that if any applicable Law (including a Law (i) limiting or restricting the giving of financial assistance by way of guarantee to the Borrower, (ii) relating to fraudulent conveyance or fraudulent transfer or (iii) enforcing currency controls in any jurisdiction) limits the amount of financial assistance that the Guarantor is permitted to provide in favor of the Borrower, the Guarantor’s liability under this Guaranty in respect of the relevant Obligations shall be limited to the maximum amount permitted under such applicable Law; provided, further, that, for the avoidance of doubt, such maximum amount shall in no event exceed the amount as will (i) render the Guarantor insolvent at the time of issuance of this Guaranty or (ii) result in the Guarantor’s liability under this Guaranty in respect of the relevant Obligations constituting a fraudulent transfer or conveyance; provided, further, that the application of such limitation in any specific case (in respect of the Obligations) shall not restrict or limit the ability of any Lender to claim in full all amounts due under this Guaranty in respect of the Obligations where there is no Law which limits the amount of financial assistance that the Guarantor is permitted to provide in favor of the Borrower, or where there is an applicable exception to any limitation on the amount of financial assistance which the Guarantor is permitted to provide in favor of a Borrower. If the Borrower fails to pay any Obligation in full when due (whether at stated maturity, scheduled payment date, by acceleration, early termination or otherwise) strictly in accordance with the terms of the Credit Documents, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower or any other person or entity obligated on such Obligation is located the Guarantor will promptly pay the same to the Administrative Agent. The Lenders shall be entitled to reimbursement from the Guarantor of any documented and out-of-pocket costs and expenses incurred by such Lenders hereunder (including, enforcing their rights under this Guaranty) as provided in Sections 12.1 and 12.2(a) of the Credit Agreement. This Guaranty is a guaranty of payment and not merely of collection.

For the avoidance of doubt, the Guarantor shall be deemed to be a Loan Party under the Credit Agreement as of the date hereof.

2. Guaranty Absolute. The obligations of the Guarantor under or in respect of this Guaranty is independent of the Obligations or any other obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other guarantors, the Borrower or whether the Borrower is joined in any such action or actions. Except as expressly set forth herein, the liability of the Guarantor under this Guaranty shall be irrevocable, indefeasible, absolute and unconditional. The Guarantor hereby irrevocably waives any defenses the Guarantor may now or hereafter acquire in any way relating to, any or all of the following: (i) any illegality, lack of validity or unenforceability of any Obligation or any document, agreement or instrument relating thereto, (ii) any amendment, modification, waiver or consent to departure from the terms of any Obligation or the Credit Documents (including, without limitation, any renewal or extension of the time of payment or change in the manner or place of payment, any increase in the Obligations resulting from the extension of additional credit to the Borrower, and any acceleration of the maturity of any of the Obligations), (iii) any taking, exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any manner of application of any collateral securing payment of any Obligation, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral securing payment of any Obligation for all or any of the Obligations or any other assets of the Borrower, (v) any change in the corporate or other organizational existence, structure or ownership of the Borrower (including without limitation, any Guarantor failing to hold any equity interest in the Borrower), or any insolvency, bankruptcy, concurso mercantil, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation, (vi) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, any Lender, or any other corporation or person, whether in connection herewith or any unrelated transaction, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (vii) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or any Lender’s rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, that would prevent the exchange of a non-Contractual Currency (as defined below) for a Contractual Currency or the remittance of funds outside of such jurisdiction or the unavailability of a Contractual Currency in any legal exchange market in such jurisdiction in accordance with normal commercial practice; (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives the Borrower of any assets or their use or of the ability to operate its business or a material part thereof; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction that have an effect similar to that of an event described in clause (A), (B) or (C) above, (viii) the failure of any other person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Obligations, (ix) any recovery by any Lender against the Guarantor of any deficiency after any foreclosure under any mortgage by nonjudicial sale and any defense or benefits that may be afforded by applicable law, and (x) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, the Guarantor agrees, subject to Section 7, that it shall pay the Lenders strictly in accordance with the terms of the Credit Documents, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower or any other person or entity obligated for such Obligation is located (such terms, the “Contractual Terms” and such currency, the “Contractual Currency”). This Guaranty relates to international credit transactions in which the specification of the Contractual Terms, including without limitation, the Contractual Currency, of any document or agreement evidencing any Obligation is of the essence.

It is the intent of this Section 2 that the Guarantor’s obligations hereunder are and shall be irrevocable, indefeasible, absolute and unconditional under any and all circumstances, except as expressly set forth herein.

3. Waiver. The Guarantor unconditionally and irrevocably waives, save for the notice specifically provided in Section 1, promptness, diligence, notice of acceptance, notice of dishonor, notice of nonpayment, presentment, demand for payment, default, acceleration, protest and any other notice with respect to any Obligation and this Guaranty and any requirement that any Lender protect, perfect or insure any lien or any property subject thereto or exercise or exhaust any right or take any action against the Borrower or any collateral security or credit support with respect to any Obligation and this Guaranty. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

The Guarantor hereby waives (a) any right to require the Administrative Agent or any Lender to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Borrower or any other person, before claiming any amounts due from the Guarantor hereunder, (b) any right to which it may be entitled to have the assets of the Borrower or any other person first be used, applied or depleted as payment of the Borrower’s obligations hereunder, prior to any amount being claimed from or paid by the Guarantor hereunder, (c) any right to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided among the Guarantor and the other Guarantors under the Credit Agreement, and (d) the benefits of orden, excusión, división, prórroga, quita and espera and any benefits it may have under any of Articles 2813 through 2824, 2826, 2827, 2829, 2837, 2838, 2839, 2840, 2842 and 2844 through 2849 (in each case inclusive) of the Federal Civil Code (Código Civil Federal), and the correlative articles of the civil codes of each political subdivision of Mexico (including Mexico City). The obligations assumed by the Guarantor shall not be affected by the absence of a judicial request of payment by any Lender to the Borrower, and whether or not any Lender takes any action within the time set forth in Articles 2848 and 2849 of the Federal Civil Code (Código Civil Federal) and the correlative articles of the civil codes of each political subdivision of Mexico (including Mexico City), and the Guarantor hereby expressly waives the provisions of such articles.

4. Reinstatement. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

5. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to assert, enforce or otherwise exercise any rights that they may now have or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other party (including, without limitation, by way of subrogation under this Guaranty, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower or any other guarantor or any collateral or other collateral security or credit support securing payment of any Obligation, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner), by any payment made hereunder or otherwise or security on account of such claim, remedy or right, thus, in the case of the Guarantor, waiving all rights of subrogation provided in Article 2830 of the Federal Civil Code (Código Civil Federal) and the correlative articles of the civil code of each political subdivision of Mexico (including Mexico City), unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash in accordance with the terms of this Guaranty or the Contractual Terms (as the case may be) and the Commitments have terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Obligations and all other amounts payable under this Guaranty and (b) the termination of the Commitments, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall immediately be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Administrative Agent of all or any part of the Obligations, (ii) all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Commitments have terminated, the Administrative Agent on behalf of the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

6. Taxes. (a) Except as required by applicable Law, any and all payments by or on account of any obligation of the Guarantor under any Credit Document shall be made without deduction or withholding for any Taxes. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from a payment in respect of Floating Rate Loans by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, and for the avoidance of doubt, nothing herein shall be construed to obligate the Administrative Agent to determine the duties or liabilities of the Guarantor or any paying agent of the Guarantor with respect to any deductions and/or withholdings required by any Law or Governmental Authority, or to pay any such deductions or withholdings to any such Governmental Authority.

(b) The Guarantor shall, within 10 days of demand therefor, indemnify the Lenders and the Administrative Agent against, and reimburse the Lenders and the Administrative Agent upon demand for, any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 6) paid or payable at any time by any Lender or the Administrative Agent, whether or not such Taxes were correctly or legally imposed by the relevant Governmental Authority and any incremental loss, liability, claim or reasonable expense, including legal fees, that the Lenders or the Administrative Agent may incur at any time arising out of or in connection with any failure of the Guarantor to make any payment of Indemnified Taxes when due. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(c) The Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes (for the avoidance of doubt, including stamp taxes).

(d) As soon as practicable after any payment of Taxes by the Guarantor to a Governmental Authority pursuant to this Section 6, the Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent at the time or times reasonably requested by the Borrower and/or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower and/or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation set forth in this paragraph shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) If a payment made to a Lender under any Credit Document would be subject to Tax under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower and the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Borrower and the Administrative Agent, as applicable, to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 6 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6 (including by the payment of additional amounts pursuant to this Section 6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 6 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 6, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 6 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. Without prejudice to the survival of any other agreement contained herein, the Guarantor’s agreements and obligations contained in this Section will survive the payment in full in cash of the Obligations and any amounts due hereunder and any termination of this Guaranty.

(i) Payments of interest made by the Guarantor to Lenders that are tax residents of Argentina shall be made together with (i) a value added tax of 10.5% or the then applicable rate and (ii) a value added tax perception of 1.5% or the then applicable rate, provided that each such Lender shall issue and deliver to the Guarantor the corresponding invoices for such taxes. Each relevant Lender shall also deliver a copy of such invoice to the Administrative Agent no later than 3 Business Days prior to the payment date for such value added taxes. The Administrative Agent shall allocate the relevant payments received by the Guarantor to such Lenders, according to the applicable taxes and rates included in such invoices, provided, however, that, if any Lender fails to deliver such invoice, the Administrative Agent shall allocate all relevant payments, according to the taxes and rates notified to the Administrative Agent for the prior payment date.

(j) Notwithstanding anything to the contrary herein, under no circumstances shall any Loan Party be obligated to pay any additional amounts for any Taxes in respect of the Fixed Rate Loans pursuant to this Section 6.

7. Place and Currency of Payment. The Guarantor will make each payment hereunder in the Specified Currency, to the Administrative Agent’s account in New York, New York.

8. Set-Off. If the Guarantor fails to pay any of its obligations hereunder when due and payable, each Lender is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing by such Lender to or for the Guarantor’s credit or account against any and all of the Obligations, whether or not the Administrative Agent has made any demand under this Guaranty. The relevant Lender will promptly notify the Guarantor after any such set-off and application; provided that the failure to give such notice will not affect the validity of such set-off and application. Each Lender’s rights under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lenders may have.

9. Representations, Warranties and Covenants. The Guarantor represents and warrants that each representation and warranty made in the Credit Agreement by the Borrower with respect to its Subsidiaries (which includes the Guarantor) is true and accurate in all material respects as of the date made (or deemed to be made) with respect to the Guarantor or the Credit Documents to which the Guarantor is a party, except to the extent such representations and warranties only apply to the Borrower or the Borrower and its Subsidiaries on a consolidated basis. The Guarantor shall observe and perform each of the covenants and agreements in Sections 7 and 8 of the Credit Agreement made by the Borrower with respect to its Subsidiaries.

10. Continuing Guaranty; Lender Assignments. This is a continuing guaranty that applies to all Obligations whenever arising. Except as expressly set forth herein, this Guaranty is irrevocable and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of all Obligations and all other amounts payable under this Guaranty in accordance with the terms of this Guaranty or the Contractual Terms (as the case may be) and (ii) the termination of all of the documents and agreements relating to the Obligations, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent and its successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty in accordance with the Credit Agreement.

11. Amendments, Guarantor Assignments, Etc. No amendment of this Guaranty will be effective unless the same is in writing and signed by the Guarantor and the Administrative Agent on behalf of the Lenders. No waiver of any provision of this Guaranty, and no consent to departure by the Guarantor herefrom, will in any event be effective unless the same is in writing and signed by the Administrative Agent on behalf of the Lenders, and then such waiver or consent will be effective only in accordance with the terms of such writing. The Guarantor may not assign or otherwise transfer any of its obligations hereunder, except pursuant to a transaction permitted by Section 8.3 of the Credit Agreement and consummated in accordance with the terms and conditions contained therein.

12. Addresses. All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied or delivered to it, if to the Guarantor, to the address set forth in Section 11(a)(i) of the Credit Agreement, and if to the Administrative Agent, at its address set forth in Section 11(a)(ii) of the Credit Agreement, or, as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and other communications will, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively. Notices hereunder refused by the Administrative Agent or the Guarantor, as applicable, shall nonetheless be deemed delivered to such Person.

13. Guarantor’s Credit Decision, Etc. The Guarantor has, independently and without reliance on any Lender and based on such documents and information as the Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. The Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition, operations and business of the Borrower, and the Guarantor is not relying on any Lender to provide such information now or in the future. The Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this Guaranty and that the waivers set forth in Sections 2 and 3 are knowingly made in contemplation of such benefit.

14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law, the Guarantor and the Lenders (by acceptance of this Guaranty) agree that such invalidity or unenforceability will not impair the validity or enforceability of any other provision hereof.

15. Indemnification. The indemnification provisions set forth in Section 12.2 of the Credit Agreement are hereby incorporated, mutatis mutandis, as is fully set forth herein, provided that any reference therein to the Borrower shall be deemed a reference to the Guarantor.

16. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to the Guarantor by the Borrower (the “Subordinated Obligations”) to the Obligations, and the Subordinated Obligations of the Guarantor shall be deemed as contractually subordinated debt (deuda contractualmente subordinada) for purposes of Article 222 Bis, paragraph I, of the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), to the payment in full in cash of the Obligations, to the extent and in the manner hereinafter set forth in this Section 16:

(a) Prohibited Payments, Etc. Solely to the extent permitted hereunder or pursuant to the Credit Agreement, the Guarantor may receive regularly scheduled payments from the Borrower on account of the Subordinated Obligations, provided that, concurrently with the Administrative Agent’s delivery to the Borrower or the Guarantor of written notice pursuant to Section 9 of the Credit Agreement (or immediately without such notice in case an Event of Default of the kinds referred to in Section 9.7 or 9.8 in the case of any Loan Party has occurred and is continuing) the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Obligations. In any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, the Borrower and the Guarantor agrees that each Lender shall be entitled to receive payment in full in cash of all the Obligations (including all interest and expenses accruing after the commencement of a proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. During the continuance of an Event of Default under the Credit Documents (including the commencement and continuation of any proceeding under any bankruptcy law relating to the Borrower), the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and deliver such payments to the Administrative Agent on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. Concurrently with the Administrative Agent’s delivery to the Borrower or the Guarantor of written notice pursuant to Section 9 of the Credit Agreement (or immediately without such notice in case an Event of Default of the kinds referred to in Section 9.7 or 9.8 in the case of any Loan Party has occurred and is continuing), the Administrative Agent shall be authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on account of such obligations to the Administrative Agent for application to the Obligations (including any and all Post-Petition Interest).

17. Governing Law. This Guaranty and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

18. Consent to Jurisdiction, Summary Procedure, Etc.; Waiver of Immunities. (a) The Guarantor irrevocably and unconditionally (i) agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Administrative Agent or any of its affiliates in any way relating to this Guaranty or the transactions relating hereto, in any forum other than the courts of the State of New York, sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, (ii) submits to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court, (iii) agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (iv) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in this Section, (v) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, (vi) waives any right to which it may be entitled, on account of place of residence or domicile, and (vi) consents to the service of any process, summons, notice or document in any such action, litigation or proceeding by registered mail addressed to the Guarantor at its address specified in Section 12. As an alternative method of service, the Guarantor also irrevocably appoints the Process Agent as its agent to receive on behalf of the Guarantor service of copies of any process, summons, notice or document in any such action, litigation or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to receive and forward such service on its behalf. The Guarantor shall not change the address of the Process Agent without the prior written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

(b) The Guarantor hereby acknowledges that its guarantee constitutes an instrument for the payment of money only, and consents and agrees that the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under Section 3213 of New York’s Civil Practice Law and Rules.

(c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

19. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier (including electronic mail as a “.pdf” attachment) shall be effective as delivery of an original executed counterpart of this Guaranty.

20. Judgment. The obligation of the Guarantor to make payment in U.S. Dollars (the “Specified Currency”) of the principal of and interest and any other amounts due hereunder as provided herein shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than the Specified Currency, except to the extent such tender or recovery shall result in the actual receipt by such Lender of the full amount of the Specified Currency expressed to be payable in respect of the principal of and interest on all other amounts due hereunder. If for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Specified Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in a Specified Currency, the conversion shall be made at the Specified Currency equivalent thereof (at the exchange rate quoted by the Administrative Agent or if it does not quote a rate of exchange on such Currency, by a known dealer in such Currency designated by it) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Specified Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

For purposes of determining the Specified Currency equivalent or any other rate of exchange for this Section 20, such amounts shall include any premium and costs payable in connection with the purchase of such Specified Currency.

21. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE ADMINISTRATIVE AGENT’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.